                                                                     EXHIBIT 1.1

                          SANGSTAT MEDICAL CORPORATION

                              2,000,000 SHARES(1)

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               February   , 1997

HAMBRECHT & QUIST LLC
MONTGOMERY SECURITIES
ROBERTSON STEPHENS & COMPANY LLC
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

     SangStat Medical Corporation, a Delaware corporation (herein called the Company), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the Common Stock) (said 2,000,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 300,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-3 (No. 333- ), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all documents incorporated by reference therein, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the

---------------

(1) Plus an option to purchase from the Company up to 300,000 additional shares to cover over- allotments.

prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants as follows:

          (a) (i) The Registration Statement and any amendments thereto comply, and any subsequent amendments will comply, in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations of the Commission thereunder and do not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Prospectus and any supplements thereto do not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph
     (a) shall not apply to statements or omissions in the Registration Statement, the Prospectus or any Preliminary Prospectus (or any supplement or amendment to them) based upon information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering, and (ii) under "Underwriting" in the Prospectus furnished to the Company in writing by or on behalf of any Underwriter through you, expressly for use therein.

          (b) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 (a) or (b) under the Act, complied when so filed in all material respects with the Securities Act; and the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus nor instituted proceedings for that purpose.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted, as described in the Prospectus, and to own, lease and operate its properties; is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have material adverse effect on the Company.

          (d) The Company does not presently own or control, directly or indirectly, any interest in any corporation, association, or other business entity other than SangStat Atlantique S.A., SangStat Canada Ltd. and XenoStat, Inc.

          (e) All the outstanding shares of capital stock of the Company, as set forth under the heading "Capitalization" in the Prospectus, have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights, have been issued in compliance with all federal and state securities laws, and conform to the description thereof contained in the Prospectus; and the Stock has been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be

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     validly issued, fully paid and non-assessable, and the issuance of such
     Stock will not be subject to any preemptive or similar rights.

          (f) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Securities Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock to be sold by the Company as contemplated herein.

          (g) Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, there are no outstanding warrants or options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such warrants, options, rights, convertible securities or obligations. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (h) The Company is not in violation of its charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness material to the conduct of the business of the Company or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which the Company is a party or by which it or its property is bound which default would have a material adverse effect on the Company.

          (i) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles. The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and the clearance of the offering with the National Association of Securities Dealers, Inc. (the "NASD"); and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any agreement or other instrument to which it is a party or by which its property is bound, or violate or conflict with any laws, administrative regulation or ruling or court decrees applicable to the Company or its property, which breach, default or conflict would have a material adverse effect on the Company.

          (j) Except as otherwise set forth in the Prospectus, there are no material legal, governmental or administrative proceedings pending to which the Company is a party or of which its property is subject, and, to the best of the Company's knowledge, no such proceedings are currently threatened.

          (k) The Company has not violated any foreign, federal, state or local laws relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the

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     Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, financial condition or results of operation of the Company.

          (l) Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operation of the Company, the Company has good and indefeasible title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, and other liens which do not have a material adverse effect on the Company, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company is a party are valid and binding on the Company and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, financial condition or results of operation of the Company, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company.

          (m) The Company has filed all foreign, federal, state and local income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it, except those contested by the Company in good faith. There is no tax deficiency which has been, or to the Company's knowledge, might be asserted or threatened against the Company which could materially and adversely affect the business operations or property or business prospects of the Company. The Company has paid all sales, use and transfer taxes applicable to it and its business and operations, except those contested by the Company in good faith. The Company has not received any notice of deficiency or claim for payment from any governmental or regulatory body with respect to such sales, use or transfer taxes.

          (n) The Company maintains insurance of the types and in amounts which it deems adequate for its business, including but not limited to general liability insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by business organizations that are similarly situated, all of which insurance is in full force and effect.

          (o) Deloitte & Touche, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement are independent public accountants with respect to the Company as required by the Act.

          (p) The audited financial statements, taken as a whole, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement as of the respective dates or for the respective periods to which they apply, such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, as certified by the independent accountants named in Section 2(o) herein.

          (q) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof, and neither the Company nor, to the Company's actual knowledge, any other party, is in material breach of or default under any of such contracts.

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          (r) Since the respective dates as of which information is given in the
     Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company,
     (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Stock hereunder and upon the exercise of options and warrants) or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company.

          (s) Except as disclosed in or specifically contemplated by the Prospectus, the Company owns or possesses adequate licenses or other rights to use all trademarks, servicemarks, trade names, patents, patent rights, inventions, copyrights, know-how, licenses, approvals and governmental authorizations to conduct its business as now conducted or as proposed to be conducted by it as described in the Prospectus. Except as disclosed in the Prospectus, the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results or operations or prospects of the Company and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others.

          The Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, patent rights, inventions, trademarks, service marks, trade names, copyrights or know-how which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, operations, financial condition, income or business prospects of the Company, and the discoveries, inventions, products or processes referred to in the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent, or any discovery, invention, product or process which is the subject of a patent application known to the Company.

          (t) No holder of any security of the Company has any right to require registration of the shares of Common Stock or any other security of the Company within [90] days of the date hereof, except as have been waived in writing.

          (u) All transactions between the Company and the officers, directors, promoters and principal shareholders of the Company required to be disclosed under the Securities Act have been accurately disclosed in the Prospectus; and the Company believes that terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

          (v) The Company has not, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any United States or foreign federal, state or local governmental agency, officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the applicable jurisdiction.

          (w) The Company has obtained such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the "Permits"), including, without limitation, under

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     applicable Environmental Laws, as are necessary to own, lease and operate its properties and conduct its business, and the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, the revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, and except as described in the Prospectus, such Permits contain no restrictions which are materially burdensome to the Company.

          (x) The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act during the 12 months preceding the date on which the Registration Statement became effective.

     3. PURCHASE OF THE STOCK BY THE UNDERWRITERS.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such Underwritten Stock shall be sold by the Company and purchased by the
several Underwriters shall be $          per share. In making this Agreement,
each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of Stock exceeds 10% of the total number of shares of Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the shares which the defaulting Underwriter or Underwriters failed to purchase exceeds 10% of the Underwritten Stock, and neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any

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defaulting Underwriter from liability in respect of any default of such
Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of shares of Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4. OFFERING BY UNDERWRITERS.

     (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and the first paragraph, chart, second paragraph, third paragraph, fifth paragraph and last paragraph under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5. DELIVERY OF AND PAYMENT FOR THE STOCK.

     (a) Delivery of certificates for the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date (as defined herein)), and payment therefor, shall be made at the office of Brobeck, Phleger & Harrison in Palo Alto, California, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Brobeck, Phleger & Harrison in Palo Alto, California, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option. The date and hour of such delivery and payment are herein called the Option Closing Date.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in next day funds (and the Company agrees not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company). Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the

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

case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY.

     The Company covenants and agrees as follows:

     (a) To use its best efforts to cause the Registration Statement and any amendment thereto, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective.

     (b) To advise you promptly in writing, (i) of the receipt of any comments of the Commission, (ii) when the Registration Statement has become effective and when any post-effective amendment to the Registration Statement becomes effective, (iii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Stock for offering or sale in any jurisdiction(s) or the initiation of any proceeding for such purposes, and (v) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

     (c) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (d) Not to file any amendment to the Registration Statement (other than a post effective amendment of which the purpose is to deregister any portion of Option Stock remaining unpurchased upon lapse or cancellation of the Underwriters option) including, without limitation, documents incorporated by reference, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Securities Act; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Stock by you, and to use its best efforts to cause the same to become promptly effective.

     (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and any amendment or supplement to the Prospectus as such Underwriter or dealer may reasonably request.

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

     (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary or advisable to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at any time that the Prospectus is required to be delivered under the Act, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, to prepare and file with the Commission, without delay and at the Company's expense, an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances existing when it is so delivered, be misleading, or so that the Prospectus will comply with applicable laws, and to cause the Registration Statement to become effective as soon as practicable, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

     (g) Prior to any public offering of the Stock, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification (or exemption from the application of the state securities or Blue Sky laws) of the Stock for offer and sale by the several Underwriters and by dealers under such laws of such states and other jurisdictions as you may request, and to continue such qualification in effect for a period of five years after the date hereof, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

     (h) To advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Stock for offering, sale or trading in any state or other jurisdiction or any initiation or threat of any proceeding for any such purpose, and, in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts, with your cooperation, to obtain the withdrawal thereof.

     (i) To mail and make generally available to its stockholders as soon as reasonably practicable, but not later than 45 days after the end of the first fiscal quarter ending after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Act), an earnings statement (which need not be audited) covering a period of at least twelve months following the effective date of the Registration Statement which shall satisfy the provisions of the last paragraph of Section 11(a) of the Act.

     (j) During the period of five years following the date hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such report to its stockholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of a certificate or report thereon of independent certified public accountants; (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); and
(v) any additional information of a public nature concerning the Company or its business that you may reasonably request.

     (k) To pay all costs, expenses, fees and taxes incident to the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, all costs, fees, expenses and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of each Preliminary Prospectus and the Prospectus and all amendments or supplements thereto during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Stock (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Stock for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filing fees with the NASD in connection with the offering, (vi) the listing of the Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System,
(vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Stock by the Underwriters or by dealers to whom Stock may be sold, (viii) the registration and transfer of the Stock, including but not limited to all fees and expenses of the Registrar and Transfer Agent,
(ix) the issue and sale of Stock to the Underwriters, including but not limited to all necessary issue, transfer and other stamp taxes, (x) services provided by Company's counsel and independent accountants, and (xi) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. Except as provided in this Section 6(k), and Section 6(l) and Section 7 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky Laws).

     (l) To reimburse the several Underwriters for out-of-pocket expenses, including fees and disbursements of counsel, incurred in connection with investigating, marketing and proposing to market the Stock or in contemplation of performing their obligations hereunder, if this Agreement shall not be consummated because the obligations of the Underwriters under this Agreement are discharged pursuant to clause (iii) of Section 9(d) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or to satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Stock.

     (m) During the period of 90 days following the effective date of the Registration Statement, without the prior written consent of Hambrecht & Quist, not to directly or indirectly offer to sell, contract to sell or otherwise sell, pledge, transfer or dispose of any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of Common Stock of the Company or options, rights or warrants with respect to any shares of Common Stock of the Company except for (i) the sale of the Underwritten Stock and the Option Stock hereunder, (ii) the issuance of Common Stock pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus, (iii) the grant of options under the Company's Option Plan as disclosed in the Prospectus as such Plan exists on the date of the Prospectus and (iv) pursuant to equipment or lease financing activities entered into in the ordinary course of the Company's business.

     (n) To apply the net proceeds of the sale of the Stock substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

     (o) To use its best efforts to maintain the inclusion of such Common Stock in the NASDAQ National Market System (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

     (p) During a period of 90 days from the effective date of the Registration Statement, without the prior written consent of the Representatives, not to file a registration statement registering shares under any stock option or other employee benefit plan.

     (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Stock.

     7. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (e) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of or proceeding against it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation of or inquiry into, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties
shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each such

Underwriter and each controlling person thereof from all liability arising out of such claim, action, suit or proceeding.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the common stock of the Company shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof,
(ii) any outbreak of hostilities or other national or international calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgement, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or system,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation or rule, or the order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (k) of
Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for such an order shall be pending or threatened by the Commission.

     (b) The legality and sufficiency of the sale of Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters.

     (c) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Act, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Act; at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

     (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which is required to be set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally become effective and the Prospectus contained therein,
(iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Brobeck, Phleger & Harrison, counsel for the Company, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement;

          (ii) The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have material adverse effect on the Company;

          (iii) The authorized, issued and outstanding capital stock of the Company conforms as to legal matters in all material respects to the description thereof set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus (including documents incorporated therein by reference); all necessary and proper corporate proceedings have been taken in order to validly authorize such authorized Common Stock;

          (iv) The issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and applicable state securities laws and are not subject to any preemptive or similar rights, other than preemptive and other rights which have been waived or not exercised;

          (v) Based on oral representations from the Commission, the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best knowledge of such counsel, pending before or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Act has been made;

          (vi) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

          (vii) The certificates evidencing the Stock to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Stock represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities other than preemptive and other rights which were waived or not exercised, and will conform in all respects to the description thereof contained in the Prospectus;

          (viii) Except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

          (ix) The statements under the caption "Description of Capital Stock" in the Prospectus (including documents incorporated therein by reference) and under Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, accurately present the information called for with respect to such legal matters, documents and proceedings;

          (x) The Company is not in violation of its charter or by-laws and, to such counsel's knowledge, the Company is not in material default in the performance of any obligation, agreement, or condition contained in any agreement or document filed or required to be filed as an exhibit to the Registration Statement; to such counsel's knowledge, after due inquiry, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are accurately summarized in all respects and such summaries thereof do not omit any material facts;

          (xi) The execution and delivery by the Company and performance by the Company of its obligations under this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not violate any of the provisions of its charter or bylaws, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under any indenture or any agreement or document filed as an exhibit to the Registration Statement;

          (xii) After due inquiry, such counsel does not know of any legal, regulatory, administrative or governmental proceeding pending or threatened to which the Company is a party or to which any of its property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described;

          (xiii) To such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company that has not been waived in connection with the offering, or a right (which has not been waived) of participation or first refusal with respect to the sale of the Stock by the Company contemplated by this Agreement;

          (xiv) No facts have come to such counsel's attention which lead them to believe that (1) the Registration Statement and the Prospectus and any supplement or amendment thereto at the time the Registration Statement was declared effective by the Commission (except for financial statements and schedules as to which no opinion need be expressed) did not comply as to form in all material respects with the Act, or (2) (except for financial statements and schedules, as aforesaid) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (3) that the Prospectus, as amended or supplemented, if applicable, (except for financial statements and schedules, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     In giving such opinion with respect to the matters covered by clause (xiv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (g) You shall have received opinions of [Didier Lacroix], French counsel for the Company, and Canadian counsel for the Company, dated the Closing Date, in substantially the following form:

          (i) SangStat Atlantique S.A. or SangStat Canada Ltd. (each, a "Subsidiary"), as the case may be, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to own or lease its properties and conduct its business.

          (ii) All of the outstanding capital stock of the Subsidiary has been duly and validly authorized and issued and is owned by the Company, and there are no outstanding rights to purchase any of the Subsidiary's capital stock.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Stock, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass judgment upon such matters. In giving such opinion, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (i) You shall have received an opinion of Flehr, Hohbach, Test, Albritton & Herbert, patent counsel for the Company, dated the Closing Date, in substantially the following form:

          (i) To the best of such counsel's knowledge and without having conducted independent research, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, technology and know-how believed by such counsel to be necessary to conduct the business now being conducted or proposed to be conducted by the Company as described in the Prospectus.

          (ii) The Company, its licensor or prospective licensor is the sole assignee for each patent and patent application listed in Exhibit I hereto (the "Patent Portfolio"). Except as noted otherwise in the Patent Portfolio, the assignments by the named inventors have been submitted to the United States Patent and Trademark Office (the "Patent Office") and those assignments have been recorded in the Patent Office's title records. However, in one or more of the patents and patent applications in the Patent Portfolio, the United States government may hold a nonexclusive, royalty free license as a result of providing research funding.

          (iii) There is no claim or pending or threatened challenge to the Company's ownership rights in the United States or foreign patents and patent applications listed in the Patent Portfolio, except for the instance noted above in which the United States government may have a nonexclusive, royalty-free license to one or more patents and patent applications in the Patent Portfolio, as set forth in paragraph (ii) above.

          (iv) The U.S. patent applications in the Patent Portfolio (except for patents prepared by others and identified as licensed by the Company) have been prepared and filed in the Patent Office in a form and with accompanying papers that are acceptable to the Patent Office for purposes of according each such application a filing date and a serial number, and of placing each such application in condition for eventual examination on the merits as to patentability. For each such U.S. application an Official Filing Receipt has been received from the Patent Office. There is no assurance that the Patent Office will not reject the claims of the U.S. patent applications as being unpatentable, or that any claims will be allowed without amendment, or that the Patent Office will ultimately conclude that any claims in such U.S. patent applications meet all requirements for patentability, including unobviousness, novelty, enablement, and disclosure of the best mode. As to each of such applications, such counsel is not aware of any material defect of form in preparation or filing. However, such counsel has not been consulted by the Company with respect to determining whether there is any material defect of form in preparation or filing of the patent applications, and such counsel has not undertaken such a determination.

                  (v) The patent applications in the Patent Portfolio are being diligently pursued.

          (vi) As to each foreign application in the Patent Portfolio, such applications have either (a) been submitted to patent firms in the respective foreign countries with instructions to file the applications in the patent offices of those countries naming the Company as the owner of record, or (b) as to certain Patent Cooperation Treaty applications which are in the national phase, been submitted directly to the relevant patent office of those countries naming the Company or its licensor as the owner of record or (c) as to certain Patent Cooperation Treaty applications which are awaiting national filing within the permitted time period, been properly filed with the proper Patent Cooperation Treaty receiving office. As to each application referenced in clauses (a), (b) and (c) above, written confirmation has been received that the application has, in fact, been accepted for filing by such patent offices, except as otherwise noted in the Patent Portfolio. As explained in paragraph (iv) above, there is no assurance that the patent offices of the respective countries will not reject the claims of the foreign patent applications as being unpatentable, or that any claims will be allowed without amendment, nor is there any assurance that those patent offices will ultimately conclude that the foreign patent applications meet all requirements for patentability. As to each such application, there is no known material defect in preparation or filing.

          (vii) Such counsel is not aware of any pending or threatened actions, suits, proceedings, or claims of any other party challenging the validity, enforceability or scope of any United States or foreign patent application and/or patent in the Patent Portfolio.

          (viii) Such counsel has been consulted by the Company with respect to determining whether any United States or foreign patent held by another is valid or will be infringed by the activities being conducted or contemplated by the Company solely with respect to U.S. Patent Nos. 4,632,901 and 4,727,019 that claim methods and an apparatus for use in immunoassay, and has performed an independent evaluation thereof. No actual or threatened claim of infringement by the Company of a patent held by any third party has been brought to the attention of such counsel.

          (ix) Such counsel has been consulted by the Company with respect to determining whether any United States patent held by Sandoz Ltd and any of its affiliates relating to cyclosporine ("Sandoz' Patents") will be infringed by the activities being conducted or contemplated by the Company solely with respect to U.S. Patents relating to the Company's CYCLOSPORINE product and has performed an independent evaluation thereof. Based upon such evaluation and the scientific information provided such counsel by the Company, such counsel does not believe that activities being conducted or contemplated by the Company will infringe upon Sandoz' Patents. No actual or threatened claim of infringement by the Company of any Sandoz Patent has been brought to such counsel's attention.

          (x) Such counsel has not been consulted by the Company with respect to any proceeding or claim which has been instituted or threatened charging that the manufacture, use, or sale of any product, device, instrument, drug, or other material made or used or sold by or on behalf of the Company is an infringement of any valid United States or foreign patent held by another or a violation of any trade secret rights of another, nor is such counsel presently aware of any such pending or threatened claim, nor has such counsel in the course of representing the Company concluded that any valid patent or trade secret of any third party would be infringed or violated by such acts.

          (xi) The status of each United States and foreign patent and patent application in the Patent Portfolio is set forth in Schedule 2 hereto, including whether now pending or issued, and if issued, the maintenance fees that are next due, including those which have recently been paid.

          (xii) The statements contained in the Registration Statement and the Prospectus that are under the captions "Risk Factors -- Uncertainty Regarding Patent and Proprietary Rights," "Risk Factors -- Risks Associated with CYCLOSPORINE," "Business -- Products, Product Candidates and
     Services -- CYCLOSPORINE," "Business - Pretransplant HLA Monitoring Products and Product Candidates" and "Business -- Patents and Proprietary Technology" and elsewhere in the Registration Statement and the Prospectus that make reference to Proprietary Information (collectively the "Patent Portion"), insofar as such statements constitute a summary or summaries of the Company's patents, foreign patents, applications and foreign applications and proprietary technology, including, without limitation, all intellectual property, including patents licensed by the Company, are in all material respects accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating thereto.

          (xiii) Such counsel does not know of any contracts or other documents relating to patents or proprietary information of a character required to be filed as exhibits to the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

          (xiv) Such counsel has no reason to believe that the information contained under the captions "Risk Factors -- Uncertainty Regarding Patent and Proprietary Rights," "Risk Factors -- Risks Associated with CYCLOSPORINE," "Business -- Products, Product Candidates and Services
     -- CYCLOSPORINE," "Business -- Pre-transplant HLA Monitoring Products and Product Candidates" and "Business -- Patents and Proprietary Technology" at the time the Registration Statement and Prospectus, with noted amendments, became effective, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that as of the date of such opinion, the information contained in such sections of the Registration Statement and Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (xv) Such opinion is limited to the items referred to above, and such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness, or fairness of any other statements contained in the Registration Statement or the Prospectus.

     (j) You shall have opinion of David Adams, Olsson, Frank & Weeds, regulatory counsel for the Company, dated the Closing Date, in substantially the following form:

          (i) The information in the Prospectus under the captions "Risk
     Factors -- No Assurance of Successful Product Development," "Risk
     Factors -- Limited Manufacturing Capability," "Risk Factors -- No Assurance of FDA Approval or European Regulatory Approval; Government Regulation," "Business -- Manufacturing," "Business -- Government Regulation,"
     "Business -- FDA Regulation -- Approval of Therapeutic Products,"
     "Business -- FDA Regulation -- Approval of Monitoring Products,"
     "Business -- FDA Regulation -- Post-Approval Requirements,"
     "Business -- European Regulation," "Business -- European
     Regulation -- Approval of Therapeutic Products" and "Business -- European Regulations -- Monitoring Products" (collectively, the "Regulatory Sections"), to the extent that such sections constitute matters of law or legal conclusions relating to health care related regulatory matters, has been reviewed by such counsel and such information and sections are accurate summaries and fairly summarize such matters and conclusions.

          (ii) Such counsel has no reason to believe that the information contained in the Regulatory Sections, to the extent that such information in such sections involves matters of law or legal conclusions relating to regulatory matters at the time the Registration Statement and Prospectus, with noted amendments, became effective, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that as of the date of such opinion and to such counsel's knowledge the information contained in such sections of the Registration Statement and Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (iii) Such opinion is limited to the items referred to above, and such counsel is not passing upon, and does not assume responsibility for the accuracy, completeness or fairness of any other statements contained in the Registration Statement or the Prospectus.

     (k) You shall have received from Deloitte & Touche, independent public accountants, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

     (l) The Company shall have delivered to you the agreements specified in
Section 9(p) hereof.

     (m) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

     (n) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (g) of Section 6 hereof.

     (o) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

     (p) On or prior to the Closing Date, you shall have received from all directors, officers and specified beneficial holders of more than 5% of the outstanding Common Stock stockholders agreements, in form previously supplied to the Company by Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 90 days following the effective date of the Registration Statement directly or indirectly sell, offer, contract to sell, make any short sale, pledge, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (k) and (l) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (k) and (l) of
Section 6 hereof.

     11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of
Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 1505 Adams Drive, Menlo Park, California, Attention: Philippe Pouletty, M.D. All notices given by telegraph shall be promptly confirmed by letter.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph
(m) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.
                                          Very truly yours,

                                          SANGSTAT MEDICAL CORPORATION

                                          By:
                                            ------------------------------------
                                                      Henry N. Edmunds
                                             Vice President and Chief Financial
                                                           Officer
The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
MONTGOMERY SECURITIES
ROBERTSON STEPHENS & COMPANY LLC
  By Hambrecht & Quist LLC

By:
    ---------------------------------------
               Gregory J. Ingram
               Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                     NUMBER
                                                                                    OF SHARES
                                                                                      TO BE
                                   UNDERWRITERS                                     PURCHASED
----------------------------------------------------------------------------------  ---------
Hambrecht & Quist LLC.............................................................
Montgomery Securities.............................................................
Robertson Stephens & Company LLC..................................................
                                                                                    ---------
          Total...................................................................
                                                                                    =========